Exhibit 5

HUNTON ANDREWS KURTH LLP RIVERFRONT PLAZA, EAST TOWER 951 EAST BYRD STREET RICHMOND, VIRGINIA 23219-4074 TEL 804 • 788 • 8200 FAX 804 • 788 • 8218
FILE NO: 29387.000001
May 3, 2021

Olin Corporation
190 Carondelet Plaza, Suite 1530
Clayton, Missouri 63105

Registration Statement on Form S-8
Olin Corporation 2021 Long Term Incentive Plan

Ladies and Gentlemen:

We have acted as Virginia counsel to Olin Corporation, a Virginia corporation (the “Company”), in connection with the Registration Statement on Form S-8 (the “Registration Statement”), as filed by the Company with the Securities and Exchange Commission (the “Commission”) on the date hereof pursuant to the Securities Act of 1933, as amended (the “Securities Act”), to register 2,750,000 shares of the Company’s common stock (the “Shares”), $1.00 par value per share, issuable pursuant to the Company’s 2021 Long Term Incentive Plan (the “Plan”), as referenced in the Registration Statement.

This opinion letter is being furnished in accordance with the requirements of Item 8(a) of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

For purposes of the opinions expressed below, we have relied upon, among other things, our examination of such documents and records of the Company and certificates of its officers and of public officials as we deemed necessary, including (i) the Company’s Amended and Restated Articles of Incorporation, as amended through the date hereof, (ii) the Company’s Bylaws, as amended through the date hereof, (iii) the Registration Statement, (iv) resolutions of the Company’s Board of Directors approving the Plan and authorizing the registration and the issuance of the Shares, (v) a copy of the Plan and (vi) a certificate issued by the Clerk of the State Corporation Commission of the Commonwealth of Virginia on the date hereof to the effect that the Company is existing under the laws of the Commonwealth of Virginia and in good standing (the “Good Standing Certificate”).
ATLANTA AUSTIN BANGKOK BEIJING BOSTON BRUSSELS CHARLOTTE DALLAS DUBAI HOUSTON LONDON
LOS ANGELES MIAMI NEW YORK NORFOLK RICHMOND SAN FRANCISCO THE WOODLANDS TOKYO TYSONS WASHINGTON, DC
www.HuntonAK.com

Olin Corporation
May 3, 2021

For purposes of the opinions expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted as certified, photostatic or electronic copies and the authenticity of the originals thereof, (iii) the legal capacity of natural persons and (iv) the genuineness of signatures not witnessed by us. The opinion set forth in paragraph 1 below as to the valid existence and good standing of the Company is based solely upon our review of the Good Standing Certificate.

We do not purport to express an opinion on any laws other than the laws of the Commonwealth of Virginia.

Based upon the foregoing and the further qualifications stated below, we are of the opinion that:

1.The Company is a corporation validly existing and in good standing under the laws of the Commonwealth of Virginia.

2.The Shares have been duly authorized and, when and to the extent issued in accordance with the terms of the Plan, the Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion letter with the Commission as Exhibit 5 to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

This opinion letter is rendered as of the date hereof, and we disclaim any obligation to advise you of facts, circumstances, events or developments that hereafter may be brought to our attention and that may alter, affect or modify the opinion expressed herein. This opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any matters beyond the matters expressly set forth herein.

Very truly yours,

/s/ Hunton Andrews Kurth LLP